                                                               EXHIBIT 5.1

                   RUSKIN, MOSCOU, EVANS & FALTISCHEK, P.C.
                             170 Old Country Road
                            Mineola, New York 11501


                                                             June 6, 1997

Hirsch International Corp.
200 Wireless Boulevard
Hauppauge, NY 11788

                      Re: Hirsch International Corp.
                          -------------------------
Dear Sirs:

  We have acted as counsel to Hirsch International Corp., a Delaware corporation (the "Company"), in connection with its filing of a Registration Statement (the "Registration Statement") on Form S-3 under rule 462(b) of the Securities Act of 1933, as amended, with respect to: (i) 106,602 shares of Class A Common Stock, $.01 par value of the Company, which are to be issued and sold by certain Selling Stockholders (the "Selling Stockholders' Common Shares"), to a group of underwriters (the "Underwriters") represented by Robertson, Stephens & Company LLC, The Robinson-Humphrey Company, Inc. and Janney Montgomery Scott Inc.; and
(ii) 15,990 shares of Class A Common Stock to be issued and sold by the Company upon exercise of an over-allotment option (the "Over-Allotment Shares") granted to the Underwriters by the Company.

  As counsel to the Company, we have examined the Certificate of Incorporation and Amended and Restated By-Laws and other corporate records of the Company and have made such other investigations as we have deemed necessary in connection with the opinion hereinafter set forth.

  In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us.

  Based solely upon and subject to the foregoing, we are of the opinion that (i) the Over-Allotment Shares have been duly and validly authorized and, when issued and paid for, will be duly and validly issued, fully paid and non-assessable and
(ii) the Selling Stockholders' Common Shares have been duly and validly authorized and are duly and validly issued, fully paid and non-assessable.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to all references to our Firm included in or made last of such Registration Statement.

                                          Very truly yours,



                                          RUSKIN, MOSCOU, EVANS
                                          & FALTISCHEK, P.C.